As filed with the Securities and Exchange Commission on March 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

200 W. Front Street

Wheaton, Illinois 60187

www.innovatoretfs.com

Innovator IBD® Breakout Opportunities ETF

Innovator IBD® 50 ETF

Dear Valued Shareholder,

You were recently sent proxy materials for the upcoming joint special meeting of shareholders scheduled for March 18, 2026. If you have not yet cast your important proxy vote, please help the Funds by doing so today.

YOUR ASSISTANCE IN THIS MATTER IS VERY IMPORTANT TO THE FUNDS.

As discussed in more detail in the proxy statement (view the proxy statement at https://vote.proxyonline.com/InnovatorFunds/docs/IBD2026mtg.pdf), shareholders are asked to consider and vote on the Agreement and Plan of Reorganization. The Board of Trustees of each Fund unanimously recommends that shareholders vote “FOR” the Proposal.

If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-800-859-8508 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time and 10:00 a.m. to 6 p.m. Saturday.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,

H. Bruce Bond

President and Principal Executive officer

How do I vote? There are four convenient methods for casting your important proxy vote:

1. Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-859-8508. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time and 10:00 a.m. to 6 p.m. Saturday.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

THANK YOU IN ADVANCE FOR YOUR HELP

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